NYNEX Supplemental
                              Life Insurance Plan
                              (Effective August 1, 1992)




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NYNEX Supplemental Life Insurance Plan
(Effective August 1, 1992)

Contents
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Section                                                                                      Page
              Outline Of The NYNEX Supplemental Life Insurance Plan

              Article I. The Plan

    1.1       Purpose of the Plan                                                               1
    1.2       Coordination With Other Documents                                                 1

              Article II. Definitions

    2.1       Anniversary Date                                                                  2
    2.2       Beneficiary                                                                       2
    2.3       Committee                                                                         2
    2.4       Competition                                                                       2
    2.5       Discharge                                                                         2
    2.6       Eligible Executive                                                                2
    2.7       ERISA                                                                             2
    2.8       Incentive Award                                                                   2
    2.9       Insurer                                                                           2
    2.10      Maturity Date                                                                     3
    2.11      NYNEX                                                                             3
    2.12      Participant                                                                       3
    2.13      Participating Company                                                             3
    2.14      Pension Plan                                                                      3
    2.15      Plan                                                                              3
    2.16      Policy                                                                            3
    2.17      Position Rate                                                                     3
    2.18      Retired or Retirement                                                             3
    2.19      Senior Manager                                                                    3
    2.20      Split Dollar Matrix                                                               4
    2.21      Termination of Employment                                                         4




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NYNEX Supplemental Life Insurance Plan
(Effective August 1, 1992)

Contents
- -------------------------------------------------------------------------------------------------


Section                                                                                      Page

              Article III. Administration

    3.1       General Administration                                                            5
    3.2       Plan Administrative Committee                                                     5
    3.3       Claims Procedures                                                                 5
    3.4       Committee Determinations Conclusive                                               5
    3.5       Named Fiduciaries                                                                 5
    3.6       Allocation of Duties                                                              6

              Article IV. Participation

    4.1       Eligibility                                                                       7
    4.2       Enrollment                                                                        7
    4.3       Prior Plans                                                                       7
    4.4       Special Rule for 1992 Enrollments                                                 7

              Article V. Life Insurance Benefit

    5.1       Benefit If Enrollment Is Before October 1, 1992                                   8
    5.2       Benefit If Enrollment Is After September 30, 1992                                 8
    5.3       Annual Adjustment                                                                 8
    5.4       Death Benefit                                                                     9
    5.5       Ownership of Policy                                                               9

              Article VI. Financing

    6.1       Participating Company Contributions                                              10
    6.2       Participant Premium Payments                                                     10

              Article VII. Participating Company Recovery of Premiums

    7.1       Recovery of Premiums                                                             11



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NYNEX Supplemental Life Insurance Plan
(Effective August 1, 1992)

Contents
- -------------------------------------------------------------------------------------------------


Section                                                                                      Page

              Article VIII. General Provisions

    8.1       Effective Date                                                                   12
    8.2       Source of Payments                                                               12
    8.3       Rights to Benefit                                                                12
    8.4       Attachment, Assignment, or Alienation                                            12
    8.5       Determination of Eligibility                                                     12
    8.6       Withdrawal from Plan                                                             12

              Article IX. Plan Modification                                                    13

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Outline Of The NYNEX Supplemental Life Insurance Plan

The NYNEX Supplemental Life Insurance Plan (the "Plan") is a split dollar life insurance arrangement for fifth level executives and Senior Managers, which provides a death benefit while it accumulates cash value.

For eligible executives who are employed on or after August 1, 1992 and who elect to participate in the Plan, the Plan completely replaces the company-paid basic life insurance under the NYNEX Management Group Life Insurance Plan.

The death benefit provided under this Plan is a fully portable individual universal life policy. The coverage level is equal to five times a covered compensation amount which is specified in the Plan, with a 5 percent automatic increase each year to the earlier of age 60, or retirement with a service pension under the NYNEX Management Pension Plan.

The premiums for the policy are partially paid by the executive and partially by the company. The company is reimbursed for its cumulative premiums on a date specified in the Plan. The executive may continue to pay premiums on the policy and/or use the cash withdrawal or policy loan provisions.

       Note: The above is only a broad outline of the major features of the Plan. Any benefits or rights under the Plan will be determined by the specific Plan provisions as they apply to each case.



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Article I. The Plan

1.1 Purpose of the Plan

The purpose of the NYNEX Supplemental Life Insurance Plan (the "Plan") is to provide death benefit coverage while it accumulates cash value. The Plan covers fifth level executives and Senior Managers of NYNEX Corporation and such of the subsidiaries of NYNEX Corporation which have determined, with the concurrence of NYNEX Corporation, to participate in the Plan.

1.2 Coordination With Other Documents

The Plan set forth herein is intended to operate in conjunction with insurance policy contracts issued by the Insurer, and thus shall be interpreted in a manner consistent with such contracts, and with the split dollar agreements, collateral assignment agreements, and administrative guides issued in connection with such contracts.



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Article II. Definitions

2.1    "Anniversary Date" shall mean--
(a) August 1 for a Participant who was eligible to participate in the Plan on August 1, 1992, and
(b)    January 1 for all other Participants.

2.2 "Beneficiary" shall mean one or more beneficiaries designated by the Participant on a form provided by the Insurer. The most recent beneficiary designation submitted by the Participant shall override all previous designations.

2.3 "Committee" shall mean the Employees' Benefit Committee appointed by the Company.

2.4 "Competition" shall mean that the Participant, without the consent of the Participating Company which employs or last employed the Participant, at any time is employed by, becomes associated with, renders service to, or owns an interest in, any business (other than as a shareholder with a nonsubstantial interest in such business) that is competitive with a Participating Company or with any business in which a Participating Company has a substantial interest, as determined by the Board of Directors of such Participating Company.

2.5 "Discharge" shall mean discharge by a Participating Company for cause or a determination by the Board of Directors of a Participating Company that the Participant engaged in misconduct in connection with his or her employment with such Participating Company.

2.6 "Eligible Executive" shall mean a fifth level executive or Senior Manager of NYNEX or a Participating Company.

2.7 "ERISA" shall mean the Employee Retirement Income Security Act, as amended from time to time.

2.8 "Incentive Award" shall mean the standard incentive award or its equivalent, available to an eligible fifth level executive, determined and fixed as of August 1, 1992.

2.9    "Insurer" shall mean Metropolitan Life Insurance Company.



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2.10   "Maturity Date" shall mean the later of:
(a) the Anniversary Date following the date of the Participant's 65th birthday or,
(b)    the Anniversary Date following 15 years of participation in the Plan.

2.11 "NYNEX" shall mean the NYNEX Corporation, a Delaware corporation, or its successors.

2.12   "Participant" shall mean an individual who--
(a)    has enrolled in the Plan as an Eligible Executive, as provided under section 4.2, and
(b) is in the active employ of a Participating Company, has Retired, or for whom contributions are being made by a Participating Company pursuant to section 6.1(c).

2.13 "Participating Company" shall mean NYNEX Corporation, or any subsidiary of NYNEX Corporation which shall have determined with the concurrence of the Committee to participate in this Plan.

2.14 "Pension Plan" shall mean the NYNEX Management Pension Plan, as such plan is in effect on the applicable date.

2.15 "Plan" shall mean the NYNEX Supplemental Life Insurance Plan, as set forth herein.

2.16 "Policy" shall mean the Participant's individual universal life insurance policy which is issued by the Insurer pursuant to the terms of this Plan.

2.17 "Position Rate" shall mean the rate of pay for a Participant's position, including geographic differentials (but not adjusted for geographic movements), determined as of August 1, 1992.

2.18 "Retired" or "Retirement" or "Retires" shall mean a Participant's termination of employment with a Participating Company after becoming entitled to a Service Pension or Disability Pension under the Pension Plan, or after the Participant would have become entitled to a service or disability pension under the Pension Plan if the Participant's Participating Company had participated in the Pension Plan.

2.19 "Senior Manager" shall mean an employee on the active payroll of any Participating Company on or after August 1, 1992, who has attained a


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level higher than fifth level executive, and who holds a position that a
Participating Company's Board of Directors has designated to be within that company's Senior Management Compensation Group.

2.20 "Split Dollar Matrix" shall mean a matrix which shows death benefit coverage amounts applicable in 1992 for Eligible Executives at various grades and positions, based on the benefit formula in section 5.1 of the Plan, and which shows the amounts to which such 1992 coverage amounts would increase (at 5 percent per annum) for each year subsequent to 1992.

2.21 "Termination of Employment" shall mean any termination of employment with a Participating Company prior to Retirement.




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Article III. Administration

3.1 General Administration

NYNEX shall be the "plan administrator" and the "sponsor" of the Plan as those terms are defined in ERISA. The Committee and the Participating Companies shall have the administrative responsibilities set forth below.

3.2 Plan Administrative Committee

(a) The Committee shall have the specific powers elsewhere herein granted to it and shall have such other powers as may be necessary in order to enable it to administer this Plan, except for powers herein granted or provided to be granted to others.
(b) The Committee shall determine the amount to be paid by the Eligible Executives and the frequency of payments. Adequate notice, pursuant to applicable law and prescribed Participating Company practices, shall be provided in writing to any Eligible Executive or Beneficiary whose claim has been denied, setting forth the specific reasons for such denial.

3.3 Claims Procedures

The review and appeal procedures for Eligible Executives whose claims have been denied shall be the same as those procedures set forth in the Pension Plan.

3.4 Committee Determinations Conclusive

The Committee shall determine conclusively for all parties all questions arising in the administration of the Plan and any decision of such Committee shall not be subject to further review.

3.5 Named Fiduciaries

NYNEX and the Committee are each a "named fiduciary" as that term is used in ERISA with respect to the particular duties and responsibilities herein provided to be allocated to each of them.



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3.6 Allocation of Duties

NYNEX may allocate responsibilities for the operation and administration of the Plan consistent with the Plan's terms. NYNEX and other named fiduciaries may designate in writing other persons to carry out their respective responsibilities under the Plan, and may employ persons to advise them with regard to any such responsibilities.


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Article IV. Participation

4.1 Eligibility

Each Eligible Executive in the active employ of a Participating Company on or after August 1, 1992 shall be eligible to participate under the Plan unless the Insurer determines in its sole discretion that the Eligible Executive is not insurable for purposes of this Plan.

4.2 Enrollment

(a) Initial Eligibility. Each individual who is an Eligible Executive on August 1, 1992 and intends to participate must enroll no later than September 30, 1992. If such Eligible Executive does not enroll by such date, he or she shall cease to be eligible to participate in the Plan and cannot again become eligible.
(b) Subsequent Eligibility. Each individual who first becomes an Eligible Executive after August 1, 1992 and who intends to participate must enroll within 30 days of being notified that the individual is eligible for the Plan. If such Eligible Executive does not enroll by such date, he or she shall cease to be eligible for the Plan and cannot again become eligible.
(c) Agreements. To enroll under the Plan, an Eligible Employee must complete, sign, and submit to the Insurer in the form required by the Insurer the following: (1) an application for insurance, (2) a split dollar agreement, and (3) a collateral assignment agreement.

4.3 Prior Plans

A Participant in this Plan shall not be entitled to coverage under the NYNEX Management Group Life Insurance Plan. Such coverage shall cease on the day before the day coverage begins under this Plan, except as provided under section 4.4.

4.4 Special Rule for 1992 Enrollments

Notwithstanding section 4.3, if a Participant who was eligible on August 1, 1992 enrolls on or before September 30, 1992, such Participant shall continue basic life insurance coverage under the NYNEX Management Group Life Insurance Plan through December 31, 1992.


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Article V. Life Insurance Benefit

5.1 Benefit If Enrollment Is Before October 1, 1992

(a)    In General. In the case of the initial eligibility group described in section 4.2(a), the death benefit amount of an Eligible Executive shall be determined under this section, based on the job level he or she shall have attained at Termination of Employment, adjusted in accordance with section 5.3 below.
(b) Initial Amount For Fifth Level Executives. For a fifth level executive, the initial death benefit shall be equal to five times the sum (increased to the next higher multiple of $1000) of the applicable Position Rate plus the applicable Incentive Award.
(c) Initial Amount For Senior Managers. For a Senior Manager, the initial death benefit shall be equal to the applicable Position Rate (increased to the next higher multiple of $1000), times five.

5.2    Benefit Amount If Enrollment Is After September 30, 1992

(a) In General. In the case of an Eligible Executive who enrolls after September 30, 1992, the death benefit amount shall be determined under this section on the basis of the Split Dollar Matrix established and maintained by the Plan Administrator for such purpose.
(b) Fifth Level Executives. For a fifth level executive, the Plan Administrator shall identify the coverage level that would have applied for an individual in a comparable position in 1992. The initial death benefit shall be the amount shown on the Split Dollar Matrix for such comparable position for the calendar year of enrollment.
(c) Senior Managers. For a Senior Manager, the death benefit amount shall be an amount listed on the Split Dollar Matrix, determined by the Plan Administrator by calculating the coverage level that would be determined under section 5.1(c) if the Senior Manager's base salary rate at the time of enrollment were treated as his or her applicable Position Rate.

5.3 Annual Adjustment

On the first Anniversary Date following the Participant's commencement of participation in the Plan, the amount determined under section 5.1 or 5.2 shall be increased by 5 percent. On each Anniversary Date thereafter, the amount determined as the life insurance amount on the previous Anniversary Date shall be increased by 5 percent; provided, however, that


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all increases shall cease with the Anniversary Date that is coincident with or immediately following the earlier of the Participant's Retirement or attainment of age 60.

5.4 Death Benefit

Subject to the terms of the Policy, upon the Participant's death, his or her Beneficiary shall receive the amount determined under this Article V.

5.5 Ownership of Policy

The Participant shall be the owner of any Policy purchased under this Plan, but may assign ownership as provided under the Policy.


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Article VI. Financing

6.1 Participating Company Contributions

(a) In General. In accordance with the following sentence, premium payments shall be made by the Participating Company that:
       (1)   currently employs a Participant, or
       (2) last employed a Participant prior to such Participant's Retirement or Termination of Employment.
       Subject to the provisions of subsection (b), such Participating Company shall make premium payments in amounts determined under the Policy during any period for which the Participant makes premium payments in amounts determined under the Policy.
(b)    Events Causing Participating Company Payments to Cease. A
       Participating Company's premium payments shall cease upon the first to occur of the following events:
       (1)   Occurrence of the Maturity Date;
       (2) Prior to Retirement, the Participant leaves the eligible group by reason of a Termination of Employment or otherwise;
       (3) The Participant's Retirement occurs after he or she has participated under the Plan for 15 years;
       (4) After Retirement, the Participant completes his or her 15th year of participation;
       (5)   The Participant's premium payments cease; (6) The Participant dies;
       (7)   The Participant's Discharge; or
       (8) A determination that the Participant has engaged in Competition which is not authorized by his or her Participating Company.
(c) Exception. In the sole and absolute discretion of the Chairman of the NYNEX Corporation Board of Directors (or any successor to that position's responsibilities), a Participating Company shall continue to make premium payments (but not beyond the Participant's 15th year of participation), notwithstanding that the Participant's Termination of Employment is for reasons other than Retirement.

6.2 Participant Premium Payments

A Participant shall make premium payments in such amount and for such periods as are provided under the Policy. As provided under section 6.1(b), however, Participating Company premium payments shall cease when a Participant's premium payments cease.




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Article VII. Participating Company Recovery of Premiums

7.1 Recovery of Premiums

A Participating Company shall recover an amount attributable to its premium payments as provided under the Policy, on the first to occur of any of the events described in section 6.1(b) above.



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Article VIII. General Provisions

8.1 Effective Date

This Plan is effective August 1, 1992 and applies only to individuals who are actively employed as Eligible Executives on or after that date.

8.2 Source of Payments

All benefits payable under this Plan shall be paid by the Insurer, pursuant to the terms of the Policy issued to the Participant.

8.3 Rights to Benefit

There is no right to any benefit under this Plan except as may be provided by the Policy.

8.4 Attachment, Assignment, or Alienation

Attachment, assignment, or alienation of benefits under this Plan will not be permitted or recognized except as otherwise required by law.

8.5 Determination of Eligibility

In all questions relating to eligibility for any benefit under the Plan, or relating to the Participant's employment position, Position Rate, and Incentive Award for determining the life insurance amount, the decision of the Committee, based upon this Plan and upon the records of the Participating Company last employing such individual and insofar as permitted by applicable law, shall be final.

8.6 Withdrawal from Plan

Each Participating Company retains the right to withdraw from this Plan, at any time, for any reason, with or without notice. Said withdrawal may result, at the discretion of NYNEX or another Participating Company, as applicable, in the cessation of premium payments by the Participating Company on behalf of active or Retired Participants.


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Article IX. Plan Modification

NYNEX may in its sole discretion from time to time make any changes in the Plan as it deems appropriate may discontinue contributions, and may terminate the Plan, without prior notice to Participants. The Vice President-Human Resources of NYNEX (or any successor to that officer's responsibilities), with the approval of the Vice President and General Counsel of NYNEX (or any successor to that officer's responsibilities), is hereby authorized to make any changes to the Plan necessary or advisable to comply with applicable law or government regulations. Such modification may affect Participants in the Plan at the time as well as future Participants.




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